UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2007

BATTLE MOUNTAIN GOLD EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50399
(Commission File Number)

86-1066675
(IRS Employer Identification No.)

One East Liberty Street, Sixth Floor, Suite 9, Reno, Nevada 89504
(Address of principal executive offices and Zip Code)

(775) 686-6081
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

AMENDED AND RESTATED MERGER AGREEMENT

On July 30, 2007, we entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”) with Royal Gold, Inc., a Delaware corporation (“Royal Gold”), and Royal Battle Mountain Inc. (“BMG Acquisition”), a direct wholly-owned subsidiary of Royal Gold.

The Amended and Restated Merger Agreement amends and restates the Agreement and Plan of Merger (the “Original Agreement”) dated April 17, 2007, which we had entered into with Royal Gold and BMG Acquisition. As previously disclosed on Battle Mountain's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on April 17, 2007, the Original Agreement contemplated a merger between our company and BMG Acquisition, whereby we would become a wholly-owned subsidiary of Royal Gold (the “Merger”).

The Amended and Restated Merger Agreement, provides shareholders of Battle Mountain with the option to elect to receive either (i) a number of shares of Royal Gold common stock to be determined at closing (“Stock Election”) or (ii) approximately $0.55 in cash (“Cash Election”), in each case assuming 91,563,506 shares of Battle Mountain common stock will be issued and outstanding immediately prior to the effective time of the Merger. The per share consideration, if a holder of Battle Mountain common stock makes a Stock Election, will be based on the average price per share of Royal Gold common stock as reported on the NASDAQ Global Select Market for the five trading day period up to and including the second business day preceding (but not including) the closing date of the Merger. If the average price is less than $29.00, the per share stock consideration will be determined based on an aggregate of 1,634,410 shares of Royal Gold common stock and the holders of shares of Battle Mountain common stock would receive 0.0179 shares of Royal Gold common stock for each share of Battle Mountain common stock. If the average price of Royal Gold common stock is $30.18 or above, the per share stock consideration will be determined based on an aggregate of 1,570,507 shares of Royal Gold common stock and the holders of shares of Battle Mountain common stock would receive 0.0172 shares of Royal Gold common stock for each share of Battle Mountain common stock. If the average price is less than $30.18 and greater than or equal to $29.00, then the per share consideration for each share of Battle Mountain common stock would be proportionally adjusted based on the average price of Royal Gold common stock, using $47,397,901.26 as the aggregate purchase price. The per share consideration if a holder of Battle Mountain common stock makes a Cash Election will be based on a maximum amount of $50,359,928 as the aggregate purchase price. The stock consideration and cash consideration are subject to a potential reduction or holdback for certain contingent liabilities of Battle Mountain.

The Merger is conditioned upon, among other things, approvals by our stockholders, no legal impediment to the Merger, the absence of any material adverse effect on our company or Royal Gold, completion of Royal Gold’s due diligence review of our company, the declaration of effectiveness of a registration statement relating to Royal Gold’s common stock issued under the Amended and Restated Merger Agreement by the SEC and any other necessary regulatory approvals. The Amended and Restated Merger Agreement contains certain termination rights for both our company and Royal Gold, and further provides that, upon termination of the Amended and Restated Merger Agreement under specified circumstances, either company may be required to pay the other company certain termination fees.

We have postponed the previously announced record date of June 27, 2007, for our shareholders meeting to vote on the Merger. We will set and announce a new record date in the future.

A copy of the Amended and Restated Merger Agreement is included herein as Exhibit 2.1. The Amended and Restated Merger Agreement is incorporated herein by reference. The foregoing description of the Amended and Restated Merger Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Merger Agreement.

Cautionary Statements

The Amended and Restated Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Amended and Restated Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The Amended and Restated Merger Agreement contains representations and warranties that Royal Gold and Battle Mountain made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Amended and Restated Merger Agreement between Royal Gold and Battle Mountain and may be subject to important qualifications and limitations agreed to by Royal Gold and Battle Mountain in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between Royal Gold and Battle Mountain rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

NOTE: This communication is being made in respect of a proposed business combination involving Royal Gold and Battle Mountain and is not an offer to sell securities or the solicitation of an offer to buy securities. In connection with the proposed merger, Royal Gold intends to file a registration statement on Form S-4, including a prospectus of Royal Gold and a proxy statement of Battle Mountain, as well as other materials with the SEC. Investors are urged to read the registration statement, including the prospectus/proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration statement and the prospectus/proxy statement, when they become available, as well as other filings containing information about Royal Gold and Battle Mountain, without charge, at the SEC's Web site (www.sec.gov). Copies of Battle Mountain's filings may also be obtained without charge from Battle Mountain at its web site (www.bmegold.com) or by directing a request to Battle Mountain Gold Exploration Corp., One East Liberty Street, Sixth Floor, Suite 9, Reno, Nevada 89504.

Battle Mountain and their respective directors and executive officers are potential participants in the solicitation of proxies in respect of the merger transaction. Information regarding Battle Mountain's directors and executive officers is available in Battle Mountain's Annual Report on Form 10-KSB filed with the SEC on April 13, 2007. Additional information regarding the interests of such potential participants will be included in the registration statement and proxy statement, and the other relevant documents filed with the SEC when they become available.

FIRST AMENDMENT TO BRIDGE LOAN AGREEMENT

On July 30, 2007, we entered into a First Amendment to the Bridge Finance Facility Agreement (the “Bridge Loan Amendment”) with Royal Gold and BMGX (Barbados) Corporation. As previously disclosed on Battle Mountain's Current Report on Form 8-K filed with the SEC on March 23, 2007, pursuant to the Bridge Finance Facility Agreement (the “Bridge Loan”) dated March 28, 2007, our company was able to borrow from Royal Gold up to $20 million in bridge financing to satisfy debt obligations and to finance royalty acquisitions, which availability was subsequently reduced to $15 million pursuant to the terms of the Bridge Loan. The Bridge Loan Amendment amends the Bridge Loan by (i) extending the final maturity date from March 28, 2008 to June 6, 2008 and (ii) specifying that Royal Gold must provide notice on or before April 4, 2008 in the event it elects to convert any or all amounts due to it under the Bridge Loan into common stock of our company.

A copy of the Bridge Loan Amendment is included herein as Exhibit 10.1. The Bridge Loan Amendment is incorporated herein by reference. The foregoing description of the Bridge Loan Amendment is qualified in its entirety by reference to the full text of the Bridge Loan Amendment.

Item 9.01.     Financial Statements and Exhibits.

2.1	Amended and Restated Agreement and Plan of Merger dated as of July 30, 2007 by and among Battle Mountain Gold Exploration Corp., Royal Gold, Inc. and Royal Battle Mountain Inc.

10.1	First Amendment to the Bridge Facility Agreement, dated July 30, 2007, by and among Battle Mountain Gold Exploration Corp., BMGX (Barbados) Corporation and Royal Gold, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

By: /s/ Mark Kucher

Mark Kucher
President and Director

Date: August 2, 2007